AMENDMENT TO ADVISORY AGREEMENT

THIS AMENDMENT to the Advisory Agreement entered into on August 1, 2010 (“Original Agreement”) whereby RADIENT PHARMACEUTICALS CORPORATION, a Delaware corporation having its principal place of business at 2492 Walnut Avenue, Suite 100, Tustin, CA 92780-7039,(“The Company”) retained Garden State Securities Inc., a FINRA member firm (“GSS”), to render services as defined in the Original Agreement, is hereby made in order to amend Section 3 of the Original Agreement with regard to GSS's Compensation.

In consideration for the mutual premises herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following amendment to Section 3:

The Company shall issue an additional 75,000,000 common shares of the Company, in addition to the Compensation previously agreed to in the Original Agreement.

(i) 50% of these shares shall be issued immediately and shall vest the later of either 6 months after the date of issuance or such date that the Company is current in their public filings and the shares can be sold in accordance with Rule 144 and (ii) 50% shall be issued in equal installments over the next twelve (12) months and shall vest the later of either 6 months after the date of issuance or such date tthat he Company is current in their public filings and the shares can be sold in accordance with Rule 144.

The Company shall immediately issue the shares due and owing from the Original Agreement and these shares shall vest on January 3,2012.

The shares described above shall be subject to the anticipated reverse split(s), will not be registered for resale under the Securities Act and shall only be available for resale SEC pursuant to Rule 144 (6-month hold).

By signing this Amendment, the Agreement shall hereby be extended for 12 months beginning November 1, 2011 through October 31,2012.

Except as otherwise set forth herein, all terms and conditions in the Original Agreement shall remain in full force and effect and this Amendment shall not change or modify the Original Agreement other than described above.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the date written above.

Dated: November 21, 2011

Addendum terms accepted by:

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas C. MacLellan
Name: Douglas C. MacLellan
Title: Chief Executive Officer

GARDEN STATE SECURITIES INC.

By:	/s/ Ernest Pellegrino
Name: Ernest Pellegrino
Title: Director of Corporate Finance